UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 7, 2009 (April 6, 2009)

Emclaire Financial Corp.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-18464	25-1606091
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

612 Main Street

Emlenton, Pennsylvania 16373

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (724) 867-2311

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 7, 2009, Emclaire Financial Corp. (the “Company”) issued a press release announcing that The Farmers National Bank of Emlenton, the Company’s wholly-owned bank subsidiary (the “Bank”), entered into a Purchase and Assumption Agreement, dated as of April 6, 2009 (the “Purchase and Assumption Agreement”), with National City Bank (“National City”), a national banking association and wholly-owned subsidiary of The PNC Financial Services Group, Inc. (“PNC”), and PNC, to acquire certain assets and assume certain liabilities of National City’s full-service branch office located in Titusville, Pennsylvania (the “Branch Acquisition”). This transaction will include the assumption by the Bank of approximately $90 million in deposits in exchange for approximately $35 million in consumer and commercial loans, cash, and certain fixed assets of the branch office. The Bank has agreed to pay a premium of 3.4% of deposits assumed based on the average balance of deposits during a pre-determined period prior to the transaction closing date. The dollar amount of deposits, consumer and commercial loans, cash and the aggregate premium payment are subject to adjustment in the event that there are changes in deposit and loan balances between the date the Bank entered into the Purchase and Assumption Agreement and the closing of the transaction. The Branch Acquisition is subject to customary closing conditions, including receipt of applicable regulatory approvals. The Company intends to consummate the Branch Acquisition during the third quarter of 2009.

National City is divesting the Titusville assets and liabilities in order to satisfy a regulatory condition to the acquisition by PNC of National City Corporation, the parent corporation of National City, which was completed in December, 2008.

The Purchase and Assumption Agreement is attached hereto as Exhibit 2.1 to this Form 8-K and is incorporated herein by this reference. A copy of the press release, dated April 7, 2009, which describes the Branch Acquisition and was issued by the Company, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
2.1	Purchase and Assumption Agreement, dated as of April 6, 2009, by and among National City Bank, The Farmers National Bank of Emlenton, and The PNC Financial Services Group, Inc., with respect to Sections 7.6 and 7.10 and Article 12 (the schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K).

99.1	Press release dated April 7, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCLAIRE FINANCIAL CORP.

Date: April 7, 2009

	By:	/s/ WILLIAM C. MARSH
William C. Marsh
Chairman of the Board, President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
2.1	Purchase and Assumption Agreement, dated as of April 6, 2009, by and among National City Bank, The Farmers National Bank of Emlenton, and The PNC Financial Services Group, Inc., with respect to Sections 7.6 and 7.10 and Article 12 (the schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K).

99.1	Press release dated April 7, 2009.